Exhibit 10.8

Amerisource Funding, Inc. 7225 Langtry Street Houston, Texas 77040 (713) 863-8300 / (800) US MONEY (713) 460-1364 FAX

April 28, 2025	(Via Electronic/Email Delivery)

Flotek Industries, Inc.

Flotek Chemistry, LLC

JP3 Measurement, LLC

Bond Clement

Re:	Temporary Modification of Tangible Net Worth Covenant - Section 3.02 of the Financing Agreement

To whom it may concern:

AMERISOURCE FUNDING, INC. (“Amerisource”) presently has in place a Revolving Loan and Security Agreement, dated August 14, 2023, as amended, with Flotek Industries, Inc., a Delaware corporation (“Parent”), Flotek Chemistry, LLC, an Oklahoma limited liability company (“F-Chem”), and JP3 Measurement, LLC a Texas limited liability company (“JP3”) (together with their successors and assigns, “Borrower”) (the “Financing Agreement”).

Defined terms used by not defined herein, shall have the meaning set forth in the Financing Agreement.

Section 3.02 of the Financing Agreement requires that the Client’s Tangible Net Worth (defined as the Parent and its subsidiaries’ consolidated total equity reported on its financial statements in accordance with GAAP, less intangible assets, plus any indebtedness subordinated to Amerisource in a format acceptable to Amerisource in its sole discretion) to fall below eleven million ($11,000,000) (the “TNW Covenant”).

This letter shall serve as confirmation that Amerisource hereby agrees that it shall not test compliance with the TNW Covenant set forth in Section 3.02 of the Financing Agreement through and including December 31, 2025. In lieu of the TNW Covenant, Borrower shall be required to maintain positive trailing three-month consolidated net income, tested monthly, and PWRTEK, LLC shall not make any distributions (including dividends or similar payments) except as permitted pursuant to that certain loan agreement between ProFrac GDM, LLC and PWRTEK, LLC, a subsidiary of JP3, dated on or about the date hereof (the “ProFrac Loan Agreement”).

All other terms and conditions of the Financing Agreement shall remain in full force and effect. This letter agreement shall not be deemed to be a waiver of any other existing or future defaults or breaches, whether known or unknown, nor shall it be construed as an amendment to the Financing Agreement, except as expressly provided herein.

Sincerely, AMERISOURCE FUNDING, INC.	Acknowledge and Approve: FLOTEK INDUSTRIES, INC.

/s/ Joseph L. Page	/s/ Bond Clement
Joseph L. Page General Counsel	Bond Clement CFO